Welwind Energy International Announces Turbine Complete -- New Board Members

Friday February 2, 9:00 am ET

SAN DIEGO, Feb. 2, 2007 (PRIME NEWSWIRE) -- Welwind Energy International Corporation (OTC BB:WWEI.OB - News) (the ``Company''), a pioneer in alternative energy in the Asian market, announced at a Jan. 30th press conference that the first wind turbine produced by Guangzhou Engga Wind Energy Co. Ltd. (ENGGA) for WWEI rolled off of the production line for Phase I of the Zhanjiang wind farm project. The press conference was attended by Zhanjiang and Yangjiang government officials, WWEI management and directors and ENGGA.

The company is currently constructing the base for the turbine and will be installing the 750 KW ENGGA turbine after the Chinese spring festival next month. Windcor Power Systems, a Canadian wind developer, will oversee the installation of the first turbine.

Shannon de Delley, a delegate at the press conference and Director of WWEI, gave a speech to over 200 attendees on behalf of the company, which further established WWEI's role as a leading developer in China focused on advancing green environmentally friendly wind power.

The company also announces a cooperative agreement between Welwind and ENGGA to work together on the technology and future supply of all Welwind turbines. The agreement gives Welwind priority for all turbines to be manufactured by ENGGA. London Asia Investment Partners is the financing arm for ENGGA. London Asia is a leading Asian focused merchant banking group listed on the AIM market of the London Stock Exchange. London Asia is focused on providing capital and investment banking services to Asian SMEs, using Western investment criteria and standards of corporate governance. http://www.londonasia.com

The company also has agreed to establish a research center with the Nanjiang Institute of Technology.

The company is pleased to announce the following new board of directors for WWEI: Mr. Junyi Feng and Mr. Zhao.

About Mr. Feng

For 10 years Mr. Feng was a finance officer for the GuangZhao Port Authority before he became a Director for the Economic Development Department of Guangdong Provincial Government. His focus in the wind energy sector will assist Welwind in its future development projects.

About Mr. Chong-Jian Zhao

Mr. Zhao was employed for 15 years as a Logistics and Economic Development Director for Yanjaing Bureau of Import Export before co-founding Welwind Energy International in Calgary, Alberta. He currently acts as Managing Director for Welwind -- China.

About ENGGA

Guangzhou Engga Wind Energy Co. Ltd. is the sino-joint enterprise with the shareholders by Britain Engga Power Generator Co., Ltd. and Hong Kong Engga Investment Co., Ltd. with the registered capital reaching RMB30 million and specializing in making, selling and installing wind power generation equipments as well as selling parts of wind power generation equipments

YAYUAN SOUTH ROAD,
YAYAO TOWN, HUADU DISTRICT
GUANGZHOU CHINA 510460
Tel: 020-83316299 13602823305 Fax: 020-83310063

About WWEI

The Company views wind power as becoming one of the most efficient power sources globally. WWEI was founded in 2005 to build, own and operate wind farms on an international scale. Their current project is to bridge the North America-China link by building wind farms in China beginning along the South China Sea.

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Welwind Energy International Corp.
604-460-8487
866-677-2272
information@welwind.com
www.welwind.com